                                                                     Exhibit 2.4

                                     AMENDMENT NO. 2 dated as of August 25, 1998
                              (this "Amendment") to the AGREEMENT AND PLAN OF
                                     ---------
                              MERGER dated as of June 23, 1998, by and among PALESTRA ACQUISITION CORP., a Delaware corporation ("Purchaser"), CHEMICAL LEAMAN
                                            ---------
                              CORPORATION, a Pennsylvania corporation (the

                              "Company"), and THE SHAREHOLDERS OF THE COMPANY
                              --------
                              NAMED ON SCHEDULE I ATTACHED TO THE ORIGINAL
                                       ----------
                              AGREEMENT (each, a "Shareholder", and
                                                  -----------
                              collectively, the "Shareholders"), as amended by
                                                 ------------
                              Amendment No. 1 dated July 27, 1998 (as so
                              amended, the "Original Agreement" and, as amended
                                            ------------------
                              by this Amendment, this "Agreement").  Capitalized
                                                       ---------
                              terms used but not defined herein shall have the meanings ascribed to them in the Original Agreement.

          WHEREAS, the Board of Directors of the Company has adopted resolutions approving this Amendment and the transactions to which the Company is a party contemplated hereby, and has agreed, upon the terms and subject to the conditions set forth herein, to recommend that the Company's shareholders approve this Amendment.

          NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived from this Amendment and the representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  AMENDMENTS

1.1  LETTERS OF TRANSMITTAL.
---  ----------------------

     (a) Section 2.2(b) of the Original Agreement is hereby amended by deleting "(together with a letter of transmittal signed by such holder in substantially the form of EXHIBIT A attached hereto)" and "and such letter of
                          ---------
transmittal" therefrom.

     (b)  EXHIBIT D to the Original Agreement is hereby deleted in its
          ---------
entirety.

1.2  CONDITIONS.
---  ----------

     (a)  Purchaser acknowledges and agrees that the conditions set forth in
Section 7.3(p) is hereby deemed waived or satisfied and any further compliance thereunder is hereby waived.

     (b) Section 7.3(l) of the Original Agreement is hereby deleted in its entirety and replaced with the following: Subject to Section 6.14, the Company shall have filed a General Information Notice (GIN) with the NJDEP with respect to the Real Property located in New Jersey."

1.3  INDEMNIFICATION.
---  ---------------

     (a) Section 8.4(e)(i) of the Original Agreement is hereby amended by deleting the following therefrom: "rate of interest on the notes sold by the Surviving Corporation or its Affiliates in connection with the consummation of the transactions contemplated by this Agreement" and replacing it with "10%."

     (b)  Section 8.6(b) of the Original Agreement is hereby amended by deleting the following therefrom:  "the sum of (i) $8,250,000 (the "Cap"), plus
                                                                    ---    ----
(ii) an amount equal to the Indemnity Cap Adjustment Amount (as adjusted, the "Adjusted Cap")" and replacing it with the following "the sum of (i) $10,750,000
-------------
(the "Cap"), plus (ii) the stated value of all shares of New Preferred Stock
      ---    ----
issued at the Effective Time in connection with the Merger (the "Closing Date
                                                                 ------------
Shares"), plus (iii) the stated value of all shares of New Preferred Stock
------    ----
issued as a payment-in-kind dividend ("PIK Shares") that are issued or are
                                       ----------
required to be issued pursuant to the terms of the New Preferred Stock as a payment-in-kind dividend on Closing Date Shares (the "Initial PIK Shares") (the
                                                      ------------------
sum of (i), (ii) and (iii), the "Adjusted Cap")."
                                 ------------

     (c) Section 8.7 of the Original Agreement is hereby amended by (i) deleting the words "L/C Cap" and replacing it with the words "Cap" each time "L/C Cap" appears therein and (ii) deleting the last sentence thereof in its entirety and adding the following:

               "With respect to any Purchaser Losses (including, without limitation, payments referred to in Section 8.4) arising out of conditions identified on Schedule 7.3(p)(2), the Purchaser shall only
                                   ------------------
          draw upon the Qualified Letter of Credit and shall not reduce the stated value of the outstanding shares of New Preferred Stock. With respect to any payments referred to in Section 8.4 only (other than those Purchaser Losses arising out of conditions identified on
          Schedule 7.3(p)(2)), the Purchaser shall be entitled, in its sole
          ------------------
          discretion, to either draw against the Qualified Letter of Credit or reduce the stated value of the outstanding shares of New Preferred Stock. In such event, Purchaser may make an election to draw against the Qualified Letter of Credit by delivering a written notice to such effect to the Shareholders' Representative. In the absence of such notice, the Purchaser will be deemed to have elected to reduce the stated value of the outstanding shares of New Preferred Stock.

          Notwithstanding anything to the contrary contained in this Agreement, David R. Hamilton and George McFadden shall be entitled to deliver the Qualified Letters of Credit after the Effective Time. If the Purchaser does not receive the Qualified Letters of Credit at the Effective Time, it shall reduce the Cash Merger Consideration to be paid to each Shareholder by the product of (x) such Shareholders Common Equity

          Percentage and (y) the amount of the Cap (the "Holdback Amount"). The
                                                         ---------------
          aggregate Holdback Amount shall be deposited by the Purchaser in a segregated interest-bearing bank account and shall secure, in part, the Shareholders' obligations pursuant to Article VIII. Purchaser shall be entitled to withdraw amounts from such segregated bank account to the same extent that it would have been entitled to draw upon the Qualified Letters of Credit. Promptly after receipt of the Qualified Letters of Credit, the Purchaser shall pay the Holdback Amount to the Shareholders (together with interest earned thereon), subject to any reductions pursuant to the immediately preceding sentence.

               Without limiting the foregoing, Mr. Hamilton and Mr. McFadden agree to use their best efforts to obtain the Qualified Letters of Credit within ninety days immediately following the Closing Date."

     (d) Annex I to the Original Agreement is hereby amended by deleting the definitions of "Indemnity Cap Adjustment Amount" and "Preferred Stock Adjustment Amount" therefrom.

1.4  SETOFFS.
---  -------

     Section 8.8 of the Original Agreement is hereby deleted in its entirety and replaced with the following: "Except as expressly contemplated by this Agreement or the terms of the New Preferred Stock, sums due under this Article VIII shall
                                                             ------------
not be set off against or subject to set-off by, other sums due to and from the parties hereto."

1.5  NEW PREFERRED.
---  -------------

     Exhibit 2.1(b) to the Original Agreement is hereby amended by deleting the first paragraph in the second column of the row entitled "Stated Value" and replacing it with the following:

               "$5,000,000. The stated value of the outstanding shares of New Preferred Stock (including Initial PIK Shares but excluding all other PIK Shares) will be reduced by $1 for each $1 of Purchaser Losses (including, without limitation, payments referred to in Section 8.4) in respect of which the Purchaser does not elect (if applicable) to draw against the Qualified Letter of Credit in accordance with and as limited by Section 8.7 of the Agreement.

               In the event that any Person sells, transfers or otherwise disposes of shares of New Preferred Stock to any Person (including the Company) in accordance with the terms thereof, such Person shall deposit simultaneously with such sale, transfer or other disposition the then applicable Escrow Amount with an escrow agent selected by the Company (the "Escrow Agent"). The Escrow Amount shall be held by the
                        ------------
          Escrow Agent pursuant to an escrow agreement that is satisfactory to the Purchaser and the Shareholders' Representative. The Escrow Agent shall pay to the Purchaser Indemnified Person such amounts and at such times as the stated value of the sold, transferred or disposed of shares of New Preferred Stock would have been reduced pursuant to the terms thereof (together with interest earned thereon). The remaining Escrow Amount shall be released to such Person upon resolution of the matters referred to in Section 8.4 and payment of amounts due thereunder. For purposes hereof, "Escrow Amount" shall mean the Stated Value of all
                            -------------
          shares of New Preferred Stock that are being sold, transferred or otherwise disposed of."

1.6  D&O INSURANCE.
---  -------------

     The Original Agreement is hereby amended by adding a new Section 6.18, which shall read in its entirety as follows:

          "6.18  D&O Insurance.  Purchaser acknowledges that prior to the
                 -------------
     Effective Time, the Company may obtain and pay for an insurance policy pursuant to which the officers and directors of the Company and its Subsidiaries shall have, for a period of six years following the Effective Time, fully-paid and non-cancelable directors and officers insurance relating to events occurring prior to the Closing Date. The parties agree that the fees and expenses incurred or to be incurred in connection with such insurance policy, including any premiums related thereto, shall constitute Transaction Expenses. Purchaser agrees (a) not to cancel or otherwise amend or modify the terms of such insurance and (b) to reasonably cooperate with the Shareholders Representative, the Company issuing and underwriting such insurance policy and the broker relating thereto as necessary or appropriate from time to time in connection with such insurance and/or claims thereunder (it being understood that after the Effective Time, none of the Purchaser, the Company or any of their respective Affiliates shall have any obligation to incur any expenses in connection with any such cooperation). Nothing contained in this Section
     6.18 shall limit or eliminate any existing indemnity obligation that the Company currently has to its directors and officers under any indemnification or employment agreement, under the Company's Articles of Incorporation or By-laws (in each case, as disclosed to Purchaser pursuant to this Agreement) each as in effect on the date hereof) or under applicable law."

1.7  ARTICLES OF INCORPORATION.
---  -------------------------

     (a) EXHIBIT A and EXHIBIT B to the Original Agreement are hereby
         ---------     ---------
deleted in their entirety and replaced with EXHIBIT A and EXHIBIT B hereto,
                                            ---------     ---------
respectively.

     (b)  Section 1.4 of the Original Agreement is hereby amended by deleting "and restated in their entirety to read as set forth in EXHIBIT C
                                                                 ---------
hereto" and replacing it with the following: "as set forth in the exhibit to the Delaware Certificate of Merger."

     (c)  EXHIBIT C to the Original Agreement is hereby deleted in its
          ---------
entirety.

                                  ARTICLE II

                           MISCELLANEOUS PROVISIONS

2.1  AGREEMENT.
---  ---------

     Except as modified by this Amendment, the Original Agreement shall remain in full force and effect, enforceable in accordance with its terms.

2.2  COUNTERPARTS.
---  ------------

     This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

2.3  GOVERNING LAW.
---  -------------

     THIS AMENDMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAW OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AMENDMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF OR HIMSELF AND IN RESPECT OF ITS OR HIS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

                                 *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                              THE PURCHASER:

                              PALESTRA ACQUISITION CORP.




                              By: /s/ Charles J. O'Brien, Jr.
                                 ---------------------------------
                                 Name: Charles J. O'Brien, Jr.
                                 Title:

                              THE COMPANY:

                              CHEMICAL LEAMAN CORPORATION


                              By: /s/ David M. Boucher
                                 ---------------------------------
                                 Name: David M. Boucher
                                 Title: Senior Vice President &
                                         Secretary

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                        MCFADDEN, DECEASED, F/B/O JOHN,
                        MARY AND GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                        DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O MARY JOSEPHINE
                        MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ George McFadden
                          ---------------------------------
                          George McFadden
                          Attorney-in-Fact

                       DAVID R. HAMILTON
                       CATHARINE C. HAMILTON
                       CATHARINE ELIZABETH HAMILTON
                       TENNESSEE ALEXIS HAMILTON
                       HAMILTON FAMILY TRUST
                       SAMUEL C. HAMILTON
                       GEORGE MCFADDEN
                       JOHN H. MCFADDEN
                       TRUSTEES U/W/O ALEXANDER B.
                        MCFADDEN, DECEASED, F/B/O JOHN,
                        MARY AND GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O GEORGE MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN
                        DECEASED, F/B/O JOHN H. MCFADDEN
                       TRUSTEES U/W/O GEORGE MCFADDEN,
                        DECEASED, F/B/O MARY JOSEPHINE
                        MCFADDEN
                       LESLEY TAYLOR
                       TRUSTEES F/B/O ELIZABETH CUTTING
                       MCFADDEN
                       EUGENE C. PARKERSON
                       DAVID M. BOUCHER
                       PHILIP J. RINGO
                       REUBEN M. ROSENTHAL
                       JACK H. ELROD
                       J. STEPHEN HAMILTON
                       LEON F. PALMER
                       DENNIS R. COPELAND
                       F.C. COLON-OSORIO
                       G. MICHAEL CRONK
                       KAREN SZABO LLOYD
                       FRANK LLOYD


                       By: /s/ David R. Hamilton
                          ---------------------------
                          David R. Hamilton
                          Attorney-in-Fact

                             CERTIFICATE OF MERGER

                                      OF

                          PALESTRA ACQUISITION CORP.

                                     INTO

                          CHEMICAL LEAMAN CORPORATION

                        Pursuant to Section 252 of the
                       Delaware General Corporation Law

          The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

          DOES HEREBY CERTIFY:

          FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          NAME                               State of Incorporation
          ----                               ----------------------

          PALESTRA ACQUISITION               Delaware
          CORP.


          CHEMICAL LEAMAN                    Pennsylvania
          CORPORATION

          SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of
Section 252 of the General Corporation Law of Delaware.

          THIRD: That the name of the surviving corporation of the merger is Chemical Leaman Corporation.

          FOURTH: That the existing Articles of Incorporation of the surviving corporation shall be amended as set forth in Exhibit A attached hereto.
                                             ---------

          FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 102 Pickering Way, Exton, PA 19341-0200.

          SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

          SEVENTH: That the surviving corporation may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the constituent corporation of this State, as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or proceedings. The address to which a copy of such process shall be mailed by the Delaware Secretary of State is 102 Pickering Way, Exton, PA 19341-0200.

          EIGHTH: That this Certificate of Merger shall be effective upon its filing with the Secretary of State of Delaware.


                              * * * * * * * * * *

Dated: August __, 1998

                                             CHEMICAL LEAMAN CORPORATION


                                             By:______________________
                                                Name:
                                                Title:

(CHANGES)                                     BUREAU USE ONLY:
DOCKETING STATEMENT  DSCB: 15-134B (Rev 95)   ___ REVENUE ____ LABOUR & INDUSTRY
                                              ___ OTHER ________________________
FILING FEE: NONE                              FILE CODE ________________________
                                              FILED DATE _______________________

This form (file in triplicate) and all accompanying documents shall be mailed to:
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
P.O.BOX 8722
HARRISBURG, PA 17105-8722

Part I.    COMPLETE FOR EACH FILING:

           Current name of entity or registrant affected by the submittal to which this statement relates: (survivor or new entity if merger or consolidation)

           Chemical Leaman Corporation
           ----------------------------------------------------------------------------------------------------------------------

           Entity number, if known: 647190 NOTE: ENTITY NUMBER is the computer index number assigned to an entity upon initial
                                    ------
           filing in the Department of State.

           Incorporation/qualification date in Pa.: March 2, 1977 State of Incorporation: Pennsylvania
                                                    -------------                         ------------
           Federal Identification Number: ___________________________________________________________
           Specified effective date, if any: Upon filing
                                             ----------------------------------------------------------
Part II.   COMPLETE FOR EACH FILING This statement is being submitted with (check proper box):

   _____   AMENDMENT: complete Section A only

     x     MERGER, CONSOLIDATION OR DIVISION: complete Section B, C or D
   -----

   _____   CONSOLIDATION: complete Section C

   _____   DIVISION: complete Section D

   _____   CONVERSION: complete Section A and E only

   _____   STATEMENT OF CORRECTION: complete Section A only

   _____   STATEMENT OF TERMINATION: complete Section H

   _____   STATEMENT OF REVIVAL: complete Section G

   _____   DISSOLUTION BY SHAREHOLDERS OR INCORPORATORS BEFORE COMMENCEMENT OF BUSINESS: complete Section F only

PART III.  COMPLETE IF APPROPRIATE: The delayed effective date of the accompanying submittal is:

                            ___________________________________________________________________
                                month           day             year            hour, if any

DSCB: 15-134B (Rev 95)-2

_____   Section A. CHANGES TO BE MADE TO THE ENTITY NAMED IN PART I: (Check box/boxes which pertain)

     ______ Name: ____________________________________________________________________________________________________

     ______ Registered Office: _______________________________________________________________________________________
                               Number & street/RD number & box number            City         State    Zip    County

     ______ Purpose: _________________________________________________________________________________________________

     ______ Stock: aggregate number of shares authorized ______________________ (attach additional provisions, if any)

     ______ Term of Existence: _______________________________________________________________________________________

     ______ Other: ___________________________________________________________________________________________________


 X   SECTION B. MERGER (Complete Section A if any changes to surviving entity):
----
     MERGING ENTITIES ARE: (List ONLY the MERGING ENTITIES-SURVIVOR IS LISTED IN PART 1)

     1. Name: Chemical Leaman Corporation
              --------------------------------------------------------------------------------------------------------

        Entity Number, if known:     647190      Inc./quali. date in Pa.:     3/2/77     State of Incorporation:  PA
                                 ---------------                         ---------------                         -----

     2. Name: Palestra Acquisition Corp.
              --------------------------------------------------------------------------------------------------------

        Entity Number, if known: _______________ Inc./quali. date in Pa.:_____________ State of Incorporation:    DE
                                                                                                               -------

     Attach sheet containing above corporate information if there are any additional merging entities.

____ SECTION C. CONSOLIDATION (NEW entity information should be completed in Part 1. Also, complete and attach
                DOCKETING STATEMENT DSCB:15-134A for the NEW entity formed.)

     CONSOLIDATING ENTITIES ARE:

     1. Name: ________________________________________________________________________________________________________

        Entity Number, if known: _______________ Inc./quali. date in Pa.: _____________ State of Incorporation: ______

     2. Name: ________________________________________________________________________________________________________

        Entity Number, if known: _______________ Inc./quali. date in Pa.: _____________ State of Incorporation: ______

     Attach sheet containing above corporate information if there additional consolidating entities.

_______ SECTION D. DIVISION (Forming NEW entity(s) named below. Also, complete and attach DOCKETING STATEMENT DSCB:15-134A For EACH new entity formed by division.)

        _____________ 1. ______________________________________________________
        Entity Number      Name

        _____________ 1. ______________________________________________________
        Entity Number      Name

        Attach sheet if there are additional entities to be named:

        CHECK ONE:
        ______  Entity named in Part I survives. (Any changes, complete Section
                A)

        ______  Entity named in Part I does not survive.

_______ SECTION E. CONVERSION (Complete Section A)

        CHECK ONE:

        ______  Converted from nonprofit to profit

        ______  Converted from profit to nonprofit

_______ SECTION F. DISSOLVED BY SHAREHOLDERS OR INCORPORATORS BEFORE
        COMMMENCEMENT OF BUSINESS


_______ SECTION G. STATEMENT OF REVIVAL    Entity named in Part I hereby revives
                                           its charter or articles which were
                                           forfeited by Proclamation or expired.
                                           (Complete Section A if any changes
                                           have been made to the revived
                                           entity.)

_______ SECTION H. STATEMENT OF TERMINATION

        _____________________ filed in the Department of State on (type of filing made)

        ___________________________________ is/are hereby terminated.
        month    day  year   hour, if any



        If merger, consolidation or division, list all entities involved, other than that listed in Part I:

        _____________ 1. ______________________________________________________
        Entity Number      Name

        _____________ 2. ______________________________________________________
        Entity Number      Name

        Attach sheet containing above information if there are additional entities involved.

Microfilm Number________        Filed with the Department of State on___________
Entity Number_____________
Secretary of the Commonwealth

               ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                             DSCB: 15-1926(Rev 90)

          In compliance with the requirements of 15 Pa.C.S.(S) 1926 (relating to articles of merger or consolidation), the undersigned business corporations, desiring to effect a merger, hereby state that:

1.   The name of the corporation surviving the merger is: Chemical Leaman
                                                          ---------------
     Corporation
     -----------
2.   (CHECK AND COMPLETE ONE OF THE FOLLOWING):
     X    The surviving corporation is a domestic business corporation and the
    ---
          (a) ADDRESS of its current registered office in this Commonwealth or
          (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a)_________________________________________________________________________
    Number and Street        City           State        Zip       County


          (b) c/o: CT Corporation System, 1635 Market Street, Philadelphia, PA 19103      Philadelphia
                   -----------------------------------------------------------------------------------
                   Name of Commercial Registered Office Provider                          County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

_______ The surviving corporation is a qualified foreign business corporation incorporated under the laws of _______________ and the (a) ADDRESS of its current registered office in this Commonwealth or (b) NAME of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

     (a)___________________________________________________________________
     Number and Street        City           State        Zip       County


     (b) c/o:______________________________________________________________
     Name of Commercial Registered Office Provider                 County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

______ The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of __________ and the address of its principal office under the laws of such domiciliary jurisdiction is:

     ______________________________________________________________________
     Number and Street        City                State               Zip

3. The NAME and the ADDRESS of the registered office in this Commonwealth or NAME of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

     NAME OF CORPORATION      ADDRESS OF REGISTERED OFFICE OR NAME OF COMMERCIAL REGISTERED OFFICE PROVIDER     COUNTY

     C.T.Corporation System      1635 Market Street, Philadelphia, PA 19103                                     Philadelphia
     ------------------------------------------------------------------------------------------------------------------------
     ________________________________________________________________________________________________________________________

4.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

      X   The plan of merger shall be effective upon filing these Articles of
    ----
          Merger in the Department of State.

          The plan of merger shall be effective on:__________________ at______________
    ----
                                                   Date                 Hour

5.   The manner in which the plan of merger was adopted by each domestic corporation is as follows:

     NAME OF CORPORATION                              MANNER OF ADOPTION

     Chemical Leaman Corporation         Adopted by the directors pursuant to 15 Pa. C.C.(S) 1924(a)
     -----------------------------------------------------------------------------------------------

     Palestra Acquisition Corp.          Adopted by the directors pursuant to 15 Pa. C.C.(S) 1924(a)
     -----------------------------------------------------------------------------------------------

6.   (STRIKE OUT THIS PARAGRAPH IF NO FOREIGN CORPORATION IS A PARTY TO THE
     MERGER). The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign business corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7.   (CHECK, AND IF APPROPRIATE COMPLETE, ONE OF THE FOLLOWING):

          The plan of merger is set forth in full in Exhibit A attached hereto and made a part hereof.
    ----

     X    Pursuant to 15 Pa.C.S.(S) 1901 (relating to omission of certain
    ----
          provisions, if any, of the plan of merger that amend or constitute the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part hereof.
     The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

      102 Pickering Way                   Exton           Pennsylvania            19341-0200
     ------------------------------------------------------------------------------------------------------------------
     Number and street                   City             State                   Zip                     County


     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this________ day of __________, 19_____.


Chemical Leaman Corporation                                     Palestra Acquisition Corp.
---------------------------                                     -------------------------------
   (Name of Corporation)                                        (Name of Corporation)


BY:________________________                                     BY:____________________________
        (Signature)                                                        (Signature)


TITLE:_____________________                                     TITLE:_________________________

                                                                       EXHIBIT A

                         COMMONWEALTH OF PENNSYLVANIA
                              DEPARTMENT OF STATE
                              CORPORATION BUREAU

                               ________________

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF
                          CHEMICAL LEAMAN CORPORATION

                               ________________

          In compliance with the Business Corporation Law of 1988 and pursuant to authorizing resolutions of the board of directors, the articles of incorporation of Chemical Leaman Corporation are hereby amended as follows:

          A. The first paragraph of Section 5 of the Articles of Incorporation is hereby deleted and replaced with the following:

          "5. The aggregate number of shares which the Corporation shall have authority to issue is Eleven Thousand (11,000) shares, of which One Thousand (1,000) shares shall be shares of Preferred Stock without par value, and Ten Thousand (10,000) shares shall be shares of Common Stock with a par value of $0.01 per share. Nothing contained herein shall amend or modify in any way the Statements With Respect to Shares relating to the Corporation's outstanding shares of Preferred Stock or adversely affect in any way the terms thereof."

          B. The Articles of Incorporation are hereby amended by adding the following new Paragraphs 8, 9 and 10 thereto:

          "8. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived any improper personal benefit. If the Business Corporation Law is amended after the date of incorporation of the corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     9. For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and shareholders, it is further provided:

     (a) In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Pennsylvania, the Board of Directors is expressly authorized and empowered:

          (i) to make, alter, amend or repeal the By-laws in any manner not inconsistent with the laws of the Commonwealth of Pennsylvania or these Articles of Incorporation;

          (ii) without the assent or vote of the shareholders, to authorize and issue securities and obligations of the corporation, secured or unsecured, and to include therein such provisions as to redemption, conversion or other terms thereof as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the corporation, real or personal, including after-acquired property;

          (iii) to determine whether any, and if any, what part, of the net profits of the corporation or of its surplus shall be declared in dividends and paid to the shareholders, and to direct and determine the use and disposition of any such net profits or such surplus; and

          (iv) to fix from time to time the amount of net profits of the corporation or of its surplus to be reserved as working capital or for any other lawful purpose.

     In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, subject, nevertheless, to the provisions of the laws of the Commonwealth of Pennsylvania, of these Articles of Incorporation and of the By-laws of the corporation.

     (b) Any director or any officer elected or appointed by the shareholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the corporation.

          (c) From time to time any of the provisions of these Articles of Incorporation may be altered, amended, or repealed, and other provisions authorized by the laws of the Commonwealth of Pennsylvania at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this paragraph (c).

          10. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its shareholders or any class of them, any court of equitable jurisdiction within the Commonwealth of Pennsylvania may, on the application in a summary way of the corporation or of any creditor or shareholder thereof or on the application of any receiver or receivers appointed for the corporation or on the application of trustees in dissolution, order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of the corporation, as the case may be, agree on any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of the corporation, as the case may be, and also on the corporation."

                                      -3-